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                                   EXHIBIT 3.4

                                                     As Filed with the Secretary
                                               of State of the State of Delaware
                                                             on October 30, 2000

                              CERTIFICATE OF MERGER
                                       OF
                     PLANET ZANETT CORPORATE INCUBATOR, INC.
                                      INTO
                              PZ ACQUISITION, INC.

            In accordance with Section 252 of the General Corporation Law of the State of Delaware, the undersigned corporation, organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

            DOES HEREBY CERTIFY THAT:

            FIRST: The name and state of incorporation of each of the constituent corporations of the merger is as follows:

                       Name                               State of Incorporation
                       ----                               ----------------------

         Planet Zanett Corporate Incubator, Inc.                 Nevada

         PZ Acquisition, Inc.                                    Delaware

            SECOND: Planet Zanett Corporate Incubator, Inc. has authorized Common Stock of One Hundred (100) shares at $.01 par value.

            THIRD: In accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware, each of Planet Zanett Corporate Incubator, Inc., a Nevada corporation, and PZ Acquisition, Inc., a Delaware corporation, has approved, adopted, certified, executed, and acknowledged the Amended and Restated Agreement and Plan of Merger, dated May 4, 2000, as amended through August 24, 2000, (the "Merger Agreement"), by and among BAB Holdings, Inc., an Illinois corporation, PZ Acquisition, Inc., a Delaware corporation, BAB (Delaware), Inc., a Delaware corporation, and Planet Zanett Corporate Incubator, Inc., a Nevada corporation.

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            FOURTH: PZ Acquisition, Inc. shall be the surviving corporation of the merger.

            FIFTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

            SIXTH: The Certificate of Incorporation of the surviving corporation shall be amended by this Certificate of Merger in the following manner:

           The name of the surviving corporation shall be changed to:

                     Planet Zanett Corporate Incubator, Inc.

            SEVENTH: The executed Merger Agreement is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is 135 E. 57th Street, 15th Floor, New York, NY 10022.

            EIGHTH: On request, the surviving corporation will furnish without cost a copy of the Merger Agreement to any stockholder of any constituent corporation.

      IN WITNESS WHEREOF, the undersigned has signed his name, this 18th day of October, 2000 and by such act affirms, under penalties of perjury, that this instrument constitutes the act and deed of PZ Acquisition, Inc. and that the facts stated herein are true.

                                        PZ ACQUISITION, INC.


                                        By: /s/ Michael K. Murtaugh
                                            ------------------------------------
                                            Name: Michael K. Murtaugh
                                            Title:   President